UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported):          February 22, 2007
INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (a) Effective at the close of business on February 22, 2007, Ted P. Stokely resigned as a Director of and as Chairman of the Board of Income Opportunity Realty Investors, Inc. (the “Company,” or the “Issuer,” or the “Registrant”). Mr. Stokely had been a director of the Company since April 1990 and Chairman of the Board of the Company since January 1995. At the time of his resignation as a director and Chairman of the Board, Mr. Stokely had no disagreement with the Registrant on any matter relating to the registrant’s operations, policies or practices.
     (b) On February 22, 2007, effective February 23, 2007, the Board of Directors of Income Opportunity Realty Investors, Inc. elected R. Neil Crouch II as Chairman of the Board of Directors to fill the vacancy created by the resignation of Ted P. Stokely from such position. The Chairman of the Board of Directors of the Company, is not deemed to be the principal executive officer of the Company, is a non salaried position compensated only by additional directors fees. Each non employed director receives an annual retainer from the Company of $15,000 plus reimbursement for expenses. The Chairman of the Board receives an additional fee of $1,500 per year. Mr. Crouch, age 53, has been a member of the Board of Directors since August 1, 2006. he was Executive Vice President and Chief Financial Officer of the Company from September 17, 2004 to December 16, 2005 when he resigned to pursue other opportunities. Mr. Crouch is currently the President of Eurenergy Resources, Inc., a Nevada corporation, engaged in the exploration for a development of oil, gas and mineral interests. Mr. Crouch is also an Officer and Director of Syntek West, Inc., the contractual advisor to the Company.
     (c) On February 22, 2007, effective February 23, 2007, the members of the Board of Directors elected Martha C. Stephens, as a director to fill the vacancy on the Board of Directors created by the resignation of Ted P. Stokely. Ms. Stephens, age 60, is currently retired. Until January 2007 and for more than five years prior thereto she was employed in various administrative capacities by Prime Income Asset Management, LLC, a commercial real estate enterprise based in Dallas, Texas which is a contractual advisor to other entities, including American Realty Investors, Inc. and Transcontinental Realty Investors, Inc., both of which have securities listed and traded on the New York Stock Exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 23, 2007	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice President,
Chief Financial Officer and Acting Principal Executive Officer